Exhibit 5.1

[Cooley Godward Kronish LLP Letterhead]

Michael E. Tenta

(650) 843-5636

mtenta@cooley.com

February 12, 2009

Monogram Biosciences, Inc.

345 Oyster Point Boulevard

South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Monogram Biosciences, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission. The Registration Statement covers the offering of up to 283,332 shares of the Company’s Common Stock, $.001 par value, pursuant to its 2000 Employee Stock Purchase Plan (the “ESPP”) and 1,333,333 shares of the Company’s Common Stock, $.001 par value, pursuant to its 2004 Equity Incentive Plan (the “2004 Plan”) (collectively, the “Shares”).

In connection with this opinion, we have examined the Registration Statement, the ESPP, the 2004 Plan, the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the ESPP, the 2004 Plan, and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD KRONISH LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

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